EXHIBIT 1.1

                            DISTRIBUTION AGREEMENT

                                                         _________________, 1996

Between:

FEDERAL MORTGAGE MANAGEMENT II, INC.
1800 Second Street, Suite 780
Sarasota, Florida  34236

and

EXECUTIVE WEALTH MANAGEMENT SERVICES, INC.
2323 Stickney Point Road
Sarasota, Florida  34231

Gentlemen:

      FEDERAL MORTGAGE MANAGEMENT II, INC. (herein the "Company") is a Florida corporation having its principal place of business in Sarasota, Florida. The Company has or is expected to soon file with the United States Securities and Exchange Commission its Registration Statement on Form SB-2 covering what has been designated by the Company as its Promissory Notes, Series 1996A-I, II and III to be offered pursuant to such Registration Statement and Prospectus contained therein to the public in aggregate principal amount of $5 million. As used in this Agreement, such Promissory Notes Series 1996A are referred to as the "Notes". As used in this Agreement, the term "Registration Statement" includes the entire Registration Statement and the Prospectus which contains the offer of the Notes intended to be made by the Company to the public. The Note Series are being offered to the public with the following maturities and allocated principal amounts, which principal amounts are not subject to alteration by way of increase or decrease from one maturity to another maturity:

                    PRINCIPAL AMOUNT                                ANNUAL
  SERIES               AVAILABLE              MATURITY            NOTE RATE
-----------            ---------              --------            ---------
1996 A-I               $  500,000          _________, 2000           8.00%
1996 A-II               1,000,000          _________, 2001           9.00%
1996 A-III              3,500,000          _________, 2002          10.00%

The Registration Statement has also been duly filed in the State of Florida pursuant to the Florida Securities and Investor Protection Act. Such Registration Statement may also be filed in other states in order to effect the qualification of the Notes for public offer in such states. The Company desires to appoint EXECUTIVE WEALTH MANAGEMENT SERVICES, INC. of Sarasota, Florida as its exclusive distribution agent with respect to the public offer and sale of the Notes in Florida and in such other states where the Notes may be qualified for offer and sale to the public. Accordingly, the Company hereby appoints EXECUTIVE WEALTH MANAGEMENT SERVICES, INC., a duly registered securities broker-dealer under the Securities Exchange Act of 1934, as amended, and applicable state law, and a member of the National Association of Securities Dealers, Inc. (the "NASD"), as the Company's exclusive Distri-

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bution Agent (the "Agent") with respect to the best efforts offer and sale of the Notes as described and in accordance with the terms of this Agreement and the Registration Statement covering such Notes.

      Therefore, the parties hereby agree as follows:

      1. APPOINTMENT AND SOLICITATION. Upon the terms contained herein, the Agent is appointed as the exclusive Distribution Agent to solicit written Subscriptions of suitable investors to subscribe to the Notes and thereby become holders thereof upon Subscription acceptance by the Company. It is the intention of the Company to accept Subscriptions in the form included with the Registration Statement from qualified investors who meet the suitability standards set forth in the Registration Statement. The foregoing intention notwithstanding, the Company has reserved the right to refuse any Subscriptions for Notes for any reason, to reduce Subscriptions to an amount less than otherwise subscribed for, and to terminate the offering at any time. The privilege of soliciting Subscriptions for the Notes is extended to the Agent only if the Notes may be lawfully offered and sold in states in which the Agent, or any appointed Selected Dealer, is a registered securities broker-dealer or is exempt from registration. The Agent also understands and agrees that such Subscription activity may only occur in those states with respect to which such subscription authority may be lawfully conducted.

      2. TRANSMITTAL OF SUBSCRIPTION AND PROCEEDS. The Company and the Agent acknowledge that, in accordance with the terms of the Note offering as set forth in the Registration Statement, the Company is required to sell a minimum principal amount of Notes of $1,500,000 (of any maturity or combination thereof) on or before midnight [_____________], 1997 in order for the Note offering to continue until the entire $5 million principal of Notes are sold or the offering is earlier terminated and that pending the accumulation of Note Subscription proceeds in the amount of $1,500,000 or more, all Note Subscription proceeds will be held and accumulated pursuant to escrow arrangements established by an Escrow Agreement existing between the Company, the Agent and SouthTrust Asset Management Company of Florida, Sarasota, Florida (herein the "Escrow Agent"). In accordance with the terms of the Note offering as set forth in the Registration Statement, the Agent shall transmit promptly (not later than noon of the next business day following receipt), and only to such Escrow Agent, all funds received from the subscribers to Notes in the public offering (without deduction for any commission or concession) in compliance with Rule 15c2-4 as promulgated by the United States Securities and Exchange Commission under the Securities Exchange Act of 1934, and a confirmation or record of each Note sale shall also accompany such funds, which confirmation or record (which may be in the form of the Subscription Agreement to Notes) shall set forth the name, residential address and social security number of each individual Note purchaser, the number of Notes purchased and instructions with respect to the issuance of the certificates to evidence the ownership of Notes. The Agent acknowledges that the Company may refuse Note subscriptions for the reasons stated above and that in such event, the Escrow Agent shall return to the Note purchaser all funds paid by the Note purchaser which have been received by the Escrow Agent, together with interest thereon as provided in the Registration Statement.

      3. COMPENSATION. For its services rendered pursuant to this Agreement, the Agent will be paid selling commissions ranging from 3% to 7.5%, depending upon the particular maturity of Series 1993A Notes sold as set forth below:

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                  SERIES AND NOTE MATURITY     SELLING COMMISSION
                  ------------------------     ------------------
                  1996A-I -   ________, 2000          3.0%
                  1996A-II -  ________, 2001          4.5%
                  1996A-III - ________, 2002          7.0%

Additionally, the Agent shall be entitled to receive a 3% Note offering management fee to be charged against gross Note offering proceeds on and subsequent to the time that the minimum accumulation requirement of $1,500,000 has been successfully attained, as well as a non-accountable expense allowance equal to 2% of gross Note offering proceeds. Such commissions and fees shall not be paid unless and until the $1,500,000 minimum requirement is successfully attained. Thereafter, such commissions and fees may be paid on a weekly basis. In connection with the public offering of Notes, the Company shall be solely responsible for all expenses incurred by it in connection with such Note offering, including, but not limited to, legal and accounting fees, filing fees with the United States Securities and Exchange Commission and state securities regulatory authorities, printing and engraving costs, filing fees with the National Association of Securities Dealers, Inc., transfer agent fees, if any, and any miscellaneous fees. The Company shall be solely responsible for the fee of Kashner Davidson Securities Corporation, which has acted as qualified independent underwriter with respect to the Note offering and in accordance with Schedule E to the Bylaws of the National Association of Securities Dealers, Inc., as well as the fees of counsel to Kashner Davidson in connection with its activities related to this matter. The Company and the Agent acknowledge that certain of those fees and costs have been paid on the Company's behalf by Capital Management Group, Inc. ("Capital Management") and Capital Management is expected to be reimbursed by the Company on account of such payment.

      4. REPRESENTATIONS AND WARRANTIES OF THE AGENT. The Agent hereby represents and warrants to the Company as follows:

         (a) It is a member in good standing of the NASD, and will maintain such registration throughout the term of this Agreement. It is also duly registered as a securities broker-dealer in accordance with the requirements of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated under such act, as well as under the laws of such states, including Florida, where its activities hereunder require such registration and it will maintain such registrations in good standing during the course of its service as Distribution Agent to the Company.

         (b) It will comply with the restrictions, conditions and limitations of all applicable laws and regulations including, without limitation, the applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, the rules of the NASD, as well as applicable state law.

         (c) It will not offer or sell the Notes unless such offer or sale is preceded or accompanied by the Prospectus which is included in the Registration Statement, together with any amendment or supplement thereto.

      5. COMPLIANCE WITH SCHEDULE E. The Agent and the Company acknowledge that

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because of the affiliation between the Agent and the Company, the fairness of the terms of the offering of the Notes and the terms of issuance of the Notes with respect to Note maturity and rates of interest are subject to review as to fairness by a securities broker-dealer which meets the definition of a qualified independent underwriter as that term is defined in Schedule E to the Bylaws of the NASD. The Agent and the Company acknowledge that compliance with the provisions of Schedule E shall be accomplished prior to the time that the Notes are offered to the public pursuant to the Registration Statement. The Agent will cooperate in every respect with the Company and Kashner Davidson Securities Corporation, the broker-dealer acting as the qualified independent underwriter with respect to the Note offering in accomplishing compliance with Schedule E to the Bylaws of the NASD. Additionally, the Agent shall comply in every respect with the provisions of Section 11 of Schedule E. The Agent shall not effect any transaction with respect to the Notes in any discretionary account.

      6. INDEMNIFICATION.

         (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as from time to time amended and supplemented), prepared by the Company or based upon written information provided by or on behalf of the Company and used in the offer of the Notes; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Agent or by or on behalf of the Agent for use in the Registration Statement or any amendment or supplement thereto; or the failure of the Company to comply with any of the applicable provisions of the Act or the Rules and Regulations thereunder; or any unauthorized verbal or written representations in connection with the offering and sale of the Notes made by the Company, or the agents (other than by the Agent or its agents, employees or affiliates), employees or affiliates of such persons; or any actions, direct or indirect, in connection with the offering and sale of the Notes by the Company, or the agents (other than by the Agent or its agents, employees or affiliates), employees or affiliates of such persons in violation of the Act and rules and regulations thereunder.

         If any action is brought against the Agent or a controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Agent shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel to be chosen by the Company to be reasonably satisfactory to the Agent or such controlling persons. The Agent or such controlling person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the Agent's expense or the expense of such controlling person, unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action or such indemnified party

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or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of, or any expenses incurred with respect to, any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. The Company agrees to promptly notify the Agent of the commencement of any litigation or proceedings against the Company, or any of its officers, directors, employees or agents in connection with the issue and sale of the Notes or in connection with the Registration Statement.

         (b) The Agent agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act, to the same extent as the foregoing indemnity from the Company to the Agent; but only with respect to statements or omissions, if any, made in the Registration Statement or any amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to them with respect to the Agent by the Agent or on the Agent's behalf expressly for use in such Registration Statement or any amendment or supplement thereto. The Agent further agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expense whatsoever reasonably incurred in investigation, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any unauthorized verbal or written representations in connection with the offering and sale of the Notes made by the Agent, the Agent's agents, employees or affiliates; or any actions, direct or indirect, in connection with the offering and sale of the Notes by the Agent, the Agent's agents, employees or affiliates in violation of the Act, the Rules and Regulations thereunder, or any applicable state securities laws and regulations. In the event any action shall be brought against the Company or any other person so indemnified based on the Registration Statement or any amendment thereof or supplement thereto and in respect of which indemnity may be sought against the Agent, the Agent shall have the rights and duties given to the Company, and each other person so indemnified shall have the rights and duties given to the Agent by the provisions of Subsection (a) above.

         (c) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Subsections (a) or
(b) of this Section 6 is for any reason held by a court of competent jurisdiction to be unenforceable as to the Company or the Agent, the Company and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Company and the Agent may be subject in such proportion so that the Agent is responsible for that portion represented by the percentage that the aggregate fees received by the Agent pursuant to this Agreement bear to the aggregate price of the Notes, and the Company shall be responsible for the balance. No person guilty of fraudulent misrepresentation or guilty of misstating or misrepresenting a material fact or failing to state a material fact shall be entitled to contribution, as to any liability arising from such fraudulent misrepresentation, from any person who was not guilty of such fraudulent or other misrepresentation. For purposes of this Section 6, each person, if any, who controls the Agent within the meaning of the Act shall have the same

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rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Subsection (c), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Subsection (c).

         (d) Such indemnification by the Company shall extend to any Participating Dealer appointed by the Agent to assist in the sale of the Notes, which appointment shall occur only by virtue of the Selected Dealer Agreement, the form and content of which has been approved by the Company.

      7. TERMINATION. This Agreement may be terminated at any time by either party if there shall have occurred any material change in applicable law which, in the reasonable judgment of such party, renders it inadvisable to proceed with the offering. In any event, this Agreement shall terminate upon completion of the offering and the final receipt of all fees.

      8. NOTICES. All notices required or permitted pursuant to this Agreement shall be in writing and delivered in person or by registered or certified mail with return receipts requested. Such notices shall be sent to the parties' respective addresses as set forth herein.

      9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

      The Agent hereby agrees to participate in procuring subscriptions to Notes with the foregoing correctly setting forth our understanding and agreement as confirmed by execution of a duplicate copy of this letter and returning such executed copy to the Company, whereupon this letter shall constitute a binding contract.

                                    FEDERAL MORTGAGE MANAGEMENT II, INC.

                                           By__________________________________
                                             Guy S. Della Penna, President

      Accepted and agreed as of the date first above written.

                                           EXECUTIVE WEALTH MANAGEMENT
                                                      SERVICES, INC.

                                           By__________________________________
                                             Guy S. Della Penna, President

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